EXHIBIT 11
                  UNITED VANGUARD HOMES, INC. AND SUBSIDIARIES

                   UNAUDITED COMPUTATION OF EARNINGS PER SHARE



          For the Three Months Ended December 31, 1998                For the Nine Months Ended December 31, 1998
          --------------------------------------------                -------------------------------------------

                        Income      Shares           Per Share        Income            Shares                     Per Share
                    (Numerator)  (Denominator)       Amount           (Numerator)       (Denominator)              Amount
Basic EPS

Net Income            $223,590       3,313,265          $0.07          $196,842            3,311,659                $0.06

Effect of Dilutive
 Securities

Stock Options                           34,200                                                34,200
                      --------       ---------         -----           --------            ---------                -----

Diluted EPS
Income available
 to common stock-
 holders plus
 assumed
 conversions          $223,590       3,347,465         $0.07           $196,842            3,345,859                $0.06
                      ========       =========         =====           ========            =========                =====


          For the Three Months Ended December 31, 1997                For the Nine Months Ended December 31, 1997
          --------------------------------------------                -------------------------------------------


                      Income         Shares         Per Share         Income             Shares                 Per Share
                   (Numerator)   (Denominator)         Amount       (Numerator)        (Denominator)             Amount
Basic EPS
Income                $111,551       3,308,932          $0.03           $50,479            3,306,395                $0.02

Effect of Dilutive
Securities
Stock options                           34,200                                                34,200
                      --------       ---------          -----           -------            ---------                -----

Diluted EPS
Income available
 to common
 stockholders
 plus assumed
 conversions          $111,551       3,343,132          $0.03           $50,479            3,340,595                $0.02
                      ========       =========          =====           =======            =========                =====
